Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger of BIT Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of NTN Buzztime, Inc. (“NTN”), with and into Brooklyn ImmunoTherapeutics LLC (“Brooklyn LLC”), in a transaction accounted for as a reverse merger (the “Merger”). In connection with the Merger, NTN changed its name from NTN Buzztime, Inc. to Brooklyn ImmunoTherapeutics, Inc. (the “Company”).

The Merger closed on March 25, 2021 and the following information gives effect to a 1-for-2 reverse stock split (“Reverse Stock Split”) of common stock, par value $0.005 per share (“Common Stock”), effective on that date. All pro forma numbers and per share amounts of Common Stock have been retroactively restated to reflect the Reverse Stock Split. On March 26, 2021, the Company sold (the “Disposition”) its rights, title and interest in and to the assets relating to the business it operated prior to the Merger, which was operated under the name NTN Buzztime, Inc. to eGames.com Holdings LLC (“eGames.com”) in accordance with the terms of an asset purchase agreement dated September 18, 2020, as amended, between NTN and eGames.com (the “Asset Purchase Agreement”).

The Merger is accounted for as a reverse acquisition under United States generally accepted accounting principles (“U.S. GAAP”). Brooklyn LLC was determined to be the accounting acquirer based on the following factors (i) Brooklyn LLC members and Maxim Group LLC, Brooklyn LLC’s financial adviser (the “Financial Adviser”), received shares of Common Stock representing 96.37% of the Common Stock outstanding on a fully diluted basis immediately following the effective time of the Merger, (ii) Brooklyn LLC had the right to appoint all of the Company’s directors effective immediately following the Merger and (iii) immediately following the Merger, Brooklyn LLC’s management were appointed to hold all key positions in the management of the Company.

The following unaudited pro forma condensed combined financial statements give effect to (i) the Merger, (ii) Brooklyn LLC’s rights offering related to the Merger (the “Brooklyn LLC Rights Offering”) and (iii) the Disposition (collectively, the “Pro Forma Events”).

The unaudited pro forma condensed combined financial statements are based on NTN’s historical consolidated financial statements and Brooklyn LLC’s historical financial statements as adjusted to give effect to the Pro Forma Events. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives effect to the Pro Forma Events as if those transactions took place on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives effect to the Pro Forma Events as if those transactions took place on January 1, 2020. The historical financial statements of NTN and Brooklyn LLC have been adjusted to give pro forma effect to transactions that are (i) directly attributable to the Pro Forma Events, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations of the Company.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments relating to the Merger and the Disposition have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed and disposed as of the date of the completion of each transaction. Differences between these preliminary estimates and the final fair value of assets and liabilities acquired and disposed may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Brooklyn LLC and NTN been a combined company during the specified period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2020
	Historical
	Brooklyn Immunotherapeutics, LLC	NTN Buzztime, Inc.	Pro Forma Adjustments – Merger	Notes to Pro Forma Adjustments	Pro Forma Adjustments – Merger (Combined)	Pro Forma Adjustments – Sale of Assets	Notes to Pro Forma Adjustments	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$1,630,455	$777,383	$10,500,000	A	$12,907,838	$(213,566)	E	$12,694,272
Accounts receivable, net	-	115,680	-		115,680	836	E	116,516
Site equipment to be installed	-	654,602	(654,602)	C	-	-		-
Prepaid expenses and other current assets	102,322	176,830	-		279,152	(75,435)	E	203,717
Total Current Assets	1,732,777	1,724,495	9,845,398		13,302,670	(288,165)		13,014,505

Long Term Assets:
Property and equipment, net	594,106	501,804	654,602	C	1,750,512	(1,156,405)	E	594,107
Customers	-	-	548,000	C	548,000	(548,000)	E	-
Trade name	-	-	299,000	C	299,000	(299,000)	E	-
Right of use assets - operating leases	2,092,878	35,616	-		2,128,494	(35,616)	E	2,092,878
Software development costs, net of accumulated amortization	-	1,360,915	(432,915)	C	928,000	(928,000)	E	-
Goodwill	2,043,747	-	6,868,944	C	8,912,691	(6,868,944)	E	2,043,747
In process research and development	6,860,000	-	-		6,860,000	-		6,860,000
Security deposits and other assets	453,252	-	-		453,252	-		453,252
Other assets	-	122,291	-		122,291	(88,028)	E	34,263
Total Assets	$13,776,760	$3,745,121	$17,783,029		$35,304,910	$(10,212,158)		$25,092,752

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2020 (CONTINUED)
	Historical
	Brooklyn Immunotherapeutics, LLC	NTN Buzztime, Inc.	Pro Forma Adjustments – Merger	Notes to Pro Forma Adjustments	Pro Forma Adjustments – Merger (Combined)	Pro Forma Adjustments – Sale of Assets	Notes to Pro Forma Adjustments	Pro Forma Combined
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$2,326,243	$571,763	$1,048,915	B	$3,946,921	$165,314	E	$4,112,235
Loans payable	410,000	-	-		410,000	-		410,000
PPP loan, current	115,972	-	-		115,972	-		115,972
Taxes payable	-	15,366	-		15,366	(23,803)	E	(8,437)
Current portion of long-term debt, net	-	1,500,000	-		1,500,000	(1,500,000)	E	-
Current portion of lease liability	273,217	35,616	-		308,833	(35,616)	E	273,217
Current portion of obligations under finance leases	-	21,800	-		21,800	(21,800)	E	-
Current portion of deferred revenue	-	76,123	-		76,123	(76,123)	E	-
Other current liabilities	-	139,752	-		139,752	(121,692)	E	18,060
Total Current Liabilities	3,125,432	2,360,420	1,048,915		6,534,767	(1,613,720)		4,921,047

Long Term Liabilities:
Contingent consideration	20,110,000	-	-		20,110,000	-		20,110,000
Lease liability, non-current	1,905,395	-	-		1,905,395	-		1,905,395
PPP loan, non-current	193,933	531,979	-		725,912	(531,979)	E	193,933
Long-term obligations under finance leases	-	85	-		85	(85)	E	-
Long-term deferred revenue	-	1,803	-		1,803	(1,803)	E	-
Other liabilities	22,863	-	-		22,863	-		22,863
Total Liabilities	25,357,623	2,894,287	1,048,915		29,300,825	(2,147,587)		27,153,238

Commitments and contingencies

Stockholders’ Equity:
Class A membership units	23,202,005	-	10,500,000	A	-	-		-
			(33,702,005)	D
Class B membership units	1,400,000	-	(1,400,000)	D	-	-		-
Class C membership units	1,000,000	-	(1,000,000)	D	-	-		-
Common units	197,873	-	(197,873)	D	-	-		-
Series A preferred stock	-	781	-	D	781	-		781
Common stock, $0.005 par value	-	14,832	5,339	B	207,529	-		207,529
			187,358	D
Treasury stock	-	(456,450)	456,450	D	-	-		-
Additional paid-in capital	-	136,933,763	5,761,207	B	49,991,977	-		49,991,977
			(92,702,993)	D
Accumulated deficit	(37,380,741)	(135,887,313)	(6,815,461)	B	(44,196,202)	(8,064,571)	E	(52,260,773)
			135,887,313	D
Accumulated other comprehensive income	-	245,221	(245,221)	D	-	-		-
Total Stockholders’ Equity	(11,580,863)	850,834	16,734,114		6,004,085	(8,064,571)		(2,060,486)
Total Liabilities and Stockholders’ Equity	$13,776,760	$3,745,121	$17,783,029		$35,304,910	$(10,212,158)		$25,092,752

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
	Historical
	Brooklyn Immunotherapeutics, LLC	NTN Buzztime, Inc.	Pro Forma Adjustments – Merger	Notes to Pro Forma Adjustments	Pro Forma Adjustments – Merger (Combined)	Pro Forma Adjustments – Sale of Assets	Notes to Pro Forma Adjustments	Pro Forma Combined

Revenue:
Subscription revenue	$-	$4,881,615	$-		$4,881,615	$(4,881,615)	E	$-
Hardware revenue	-	426,046	-		426,046	(426,046)	E	-
Other revenue	-	492,723	-		492,723	(492,723)	E	-
Total revenue	-	5,800,384	-		5,800,384	(5,800,384)		-

Operating Expenses:
General and administrative	3,296,851	-	-		3,296,851	-		3,296,851
Selling, general and administrative	-	8,091,385	-		8,091,385	(8,091,385)	E	-
Research and development	3,951,253	-	-		3,951,253	-		3,951,253
Direct operating costs	-	2,907,058	-		2,907,058	(2,907,058)	E	-
Impairment of capitalized software	-	247,733	-		247,733	(247,733)	E	-
Impairment of goodwill	-	661,620	-		661,620	(661,620)	E	-
Depreciation and amortization (excluding depreciation and amortization included in direct operating costs)	-	201,128	-		201,128	(201,128)	E	-
Change in fair value of contingent consideration	19,240,000	-	-		19,240,000	-		19,240,000
Total operating expenses	26,488,104	12,108,924	-		38,597,028	(12,108,924)		26,488,104
Loss from operations	(26,488,104)	(6,308,540)	-		(32,796,644)	6,308,540		(26,488,104)
Other Expenses:
Interest expense, net	(42,957)	(138,528)	-		(181,485)	138,528	E	(42,957)
Other income, net	-	2,025,178	-		2,025,178	(2,025,178)	E	-
Total other (expense) income, net	(42,957)	1,886,650	-		1,843,693	(1,886,650)		(42,957)
Loss before income taxes	(26,531,061)	(4,421,890)	-		(30,952,951)	4,421,890		(26,531,061)
Benefit for income taxes	-	6,407	-		6,407	(6,407)	E	-
Loss from continuing operations	(26,531,061)	(4,415,483)	-		(30,946,544)	4,415,483		(26,531,061)
Series A preferred stock dividend	-	(15,612)	-		(15,612)	-		(15,612)
Net loss attributable to common stockholders	$(26,531,061)	$(4,431,095)	$-		$(30,962,156)	$4,415,483		$(26,546,673)

Net loss per common share - basic and diluted		$(1.51)			$(0.75)			$(0.64)
Weighted average shares outstanding - basic and diluted		2,928,160		F	41,463,840			41,463,840

Comprehensive loss:
Foreign currency translation adjustment	-	(22,675)	-		(22,675)	22,675	E	-
Total comprehensive loss	$(26,531,061)	$(4,438,158)	$-		$(30,969,219)	$4,438,158		$(26,531,061)

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.          Description of the Transactions and Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined company based upon the historical data of Brooklyn LLC and NTN.
Merger
On March 25, 2021, the Merger closed. In connection with, and immediately prior to the completion of, the Merger, NTN effected the Reverse Stock Split, in which shares of Common Stock was split at a ratio of 1-for-2. Immediately after completion of the Merger, NTN changed its name to Brooklyn ImmunoTherapeutics, Inc.
Under the terms of the agreement and plan of merger and reorganization dated August 12, 2020 among the Company, the Merger Sub and Brooklyn LLC with respect to the Merger (the “Merger Agreement”), at the effective time of the Merger the members of Brooklyn LLC exchanged all of their equity interests in Brooklyn LLC for an aggregate of 39,999,760 shares of Common Stock, of which 1,067,879 shares were issued as compensation to the Financial Adviser for its services to Brooklyn LLC in connection with the Merger. The terms of the exchange of Brooklyn LLC’s equity interests for Common Stock were determined through an arm’s-length negotiation between Brooklyn LLC and NTN in connection with the negotiation of the Merger Agreement.
Immediately after the Merger and the Reverse Stock Split, there were outstanding:
•
41,506,031 shares of Common Stock, of which 96.37% were held by the former members of Brooklyn LLC and the Financial Adviser, as the result of its compensation in connection with the Merger, and 3.63% were held by holders of Common Stock as of immediately prior to the Merger;

•
156,112 shares of NTN’s  Series A 10% convertible preferred stock, which were convertible into approximately 42,027 shares of Common Stock and which continued to be owned by their holders as of immediately before the Merger; and

•	stock options to purchase an aggregate of 13,020 shares of Common Stock.
The Merger has been accounted for as a business combination using the acquisition method of accounting under the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The Merger was accounted for as a reverse acquisition with Brooklyn LLC being deemed the acquiring company for accounting purposes. Under ASC 805, Brooklyn LLC, as the accounting acquirer, will record the NTN assets acquired and liabilities assumed in the Merger at their fair values as of the acquisition date.

Brooklyn LLC Rights Offering
As a condition to the closing of the Merger under the Merger Agreement, Brooklyn LLC was required to have at least $10,000,000 in cash and cash equivalents at the effective time of the Merger. In furtherance of, and prior to, the Merger, certain members of Brooklyn LLC entered into agreements with Brooklyn LLC pursuant to which those members purchased, in the Brooklyn LLC Rights Offering, units of Brooklyn LLC for an aggregate purchase price of $10,500,000.
Disposition
In the Disposition completed on March 26, 2021, the Company sold its rights, title and interest in and to the assets relating to the business operated by NTN prior to the Merger to eGames.com in exchange for a payment of a purchase price of $2,000,000 and assumption of specified liabilities relating to the NTN business. The Disposition was completed in accordance with the terms of the Asset Purchase Agreement.
Following the Company entering into the Asset Purchase Agreement, it borrowed a total of $1,700,000 by issuing to Fertilemind Management, LLC, an affiliate of eGames.com, three unsecured promissory notes: a note in the principal amount of $1,000,000 issued as of September 18, 2020; a note in the principal amount of $500,000 issued as of December 1, 2020; and a note in the principal amount of $200,000 issued on January 12, 2021. All of these notes (including interest accrued to the amount of $67,945) were cancelled as of the closing of the Disposition in partial satisfaction of the purchase price of $2,000,000 payable by eGames.com under the Asset Purchase Agreement. The remainder of the purchase price was settled in cash to the amount of $232,055 of which $100,000 have been placed in escrow as per the terms of the Asset Purchase Agreement.
Basis of Presentation
The historical financial statements of NTN and Brooklyn LLC have been adjusted to give pro forma effect to transactions that are (i) directly attributable to the Pro Forma Events, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The adjustments in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Pro Forma Events.
The pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Pro Forma Events occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Because Brooklyn LLC is treated as the accounting acquirer, Brooklyn LLC’s assets and liabilities are recorded at their pre-combination carrying amounts, and the historical operations that are reflected in the financial statements will be those of Brooklyn LLC. NTN’s assets and liabilities are measured and recognized at their fair values as of the Merger date, and consolidated with the assets, liabilities and results of operations of Brooklyn LLC after the consummation of the Merger. The Disposition reflects the removal of the assets and liabilities and results of operations and non-recurring costs directly related to the NTN business.
The Reverse Stock Split effective March 25, 2021 has been reflected in the unaudited pro forma condensed combined financial statements.

2.          Preliminary Purchase Price Allocation for Acquisition
The purchase price, which represents the consideration transferred in the Merger to NTN’s stockholders, is calculated based on the fair value of the Common Stock of the combined company that NTN’s stockholders owned as of the closing date of the Merger because that represents a more reliable measure of the fair value of consideration transferred in the Merger. Accordingly, the accompanying unaudited pro forma condensed combined financial statements reflects a purchase price of $8,133,863, which was calculated as follows
Number of shares of the Common Stock owned by NTN stockholders (i)	1,506,271
Multiplied by the fair value per share of Common Stock (ii)	5.40
Total purchase price	$8,133,863
(i)	The purchase price was determined based on the number of shares of Common Stock of the combined company that NTN’s stockholders owned immediately prior to the Merger.

(ii)	The fair value per share is based on the closing price of $5.40 (post Reverse Stock Split) per share of the Common Stock as reported on the NYSE American on March 25, 2021, the date of the Merger.

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of NTN based on their estimated fair values as of the Merger closing date. Because the consideration paid by Brooklyn LLC in the Merger is more than the estimated fair values of NTN’s net assets acquired, goodwill equal to the difference has been reflected in the unaudited pro forma condensed combined balance sheet. The goodwill of $6,868,944 determined for the purpose of this unaudited pro forma condensed combined financial statements has been calculated using preliminary estimate of the fair values of the net assets of NTN as of December 31, 2020. The final determination of the amount of goodwill will be based on the final determination of the fair values of the net assets of NTN acquired on the closing date of the Merger, which may be materially different from the estimated amount as of  December 31, 2020.
The preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed from NTN, based on their estimated fair values as of December 31, 2020, is as follows

	Historical Balance Sheet of NTN at December 31, 2020	Pro Forma Fair Value Adjustment to NTN Assets	Preliminary Purchase Price Allocation Pro Forma Adjustment
Cash and cash equivalents	$777,383	$-	$777,383
Accounts receivable	115,680	-	115,680
Prepaid expense and other current assets	299,121	-	299,121
Right of use assets - operating leases	35,616	-	35,616
Property and equipment, net	1,156,406	-	1,156,406
Software development costs	1,360,915	(432,915)	928,000
Customers	-	548,000	548,000
Trade name	-	299,000	299,000
Accounts payable, accrued liabilities and other current liabilities	(2,894,287)	-	(2,894,287)
Net assets acquired, excluding goodwill	$850,834	$414,085	$1,264,919

Total consideration	$8,133,863
Net assets acquired, excluding goodwill	1,264,919
Goodwill	$6,868,944

2.          Preliminary Purchase Price Allocation for Acquisition (Continued)
This preliminary purchase price allocation has been used to prepare pro forma adjustments in the combined pro forma balance sheet and statement of operations. Accordingly, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are preliminary and based on estimates, subject to further revision as additional information becomes available and additional analysis are performed. Using total consideration for the Merger, management has allocated such consideration to the assets acquired and liabilities assumed of NTN in the Merger based on a valuation analysis and purchase price allocation.
The final purchase price allocation will be determined when management of the combined company has completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments and the unaudited pro forma condensed combined balance sheet.
The final purchase price allocation may result in (a) changes in the identification and allocations to intangible assets such as trade name, acquired technology, and customer relationships as well as goodwill and (b) other changes to assets and liabilities. In addition, differences between the preliminary and final adjustments will likely occur as a result of the amount of cash used for NTN’s operations and other changes in NTN’s assets and liabilities between December 31, 2020 and the closing date of the Merger.
3.          Disposition of NTN Business to eGames.com
In the Disposition, the Company sold specified NTN assets and liabilities acquired as a result of the reverse acquisition to eGames.com, an unrelated party, for cash consideration of $2,000,000. Details of the Disposition are as follows:
Proceeds from sale:
Cash	$132,055
Escrow	100,000
Assume advance/loans	1,700,000
Interest on advance/loans	67,945

Carrying value of assets sold:
Cash and cash equivalents	(13,642)
Accounts receivable	(99,164)
Prepaids and other current assets	(75,435)
Property and equipment, net	(1,156,405)
Software development costs	(928,000)
Customers	(548,000)
Trade name	(299,000)
Right of use assets - operating leases	(35,616)
Goodwill	(6,868,944)
Other assets	(88,028)

Liabilities transferred upon sale:
Accounts payable and accrued expenses	94,519
Obligations under finance leases	21,885
Lease liability	35,616
Deferred revenue	77,925
Other current liabilities	121,691

Transaction costs	(265,000)

Total loss on sale of assets	$(8,025,598)

4.          Pro Forma Adjustments
The unaudited pro forma condensed combined financial statements include pro forma adjustments that are (1) directly attributable to the Pro Forma Events, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of the combined company.
The pro forma adjustments are based on estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:
A.	To reflect gross proceeds of $10,500,000 received by Brooklyn LLC prior to the Merger from the Brooklyn LLC Rights Offering.
B.	To reflect Brooklyn LLC’s estimate of acquisition-related transaction costs not included in accrued liabilities as of December 31, 2020, as calculated below:
Total transaction costs	$6,815,461
Issuance of Common Stock to the Financial Adviser upon consummation of Merger	(5,766,546)
Accrued transaction costs	$1,048,915
C.	To reflect adjusting fair values of the net assets acquired through the Merger, as reflected in Note 2.

D.	To record the (i) elimination of NTN’s historical equity, (ii) the elimination of Brooklyn LLC’s historical members’ equity, (iii) an adjustment for the transaction price, including the fair value of Common Stock retained by NTN’s stockholders, (iv) Series A 10% convertible preferred stock retained by NTN stockholders (v) issuance of Common Stock to the members of Brooklyn LLC in connection with the Merger, and (vi) transaction costs associated with the Merger.

		Common stock		Series A preferred stock
	Membership units	Shares	Amount	Shares	Amount	Treasury stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total stockholders’ equity
Elimination of NTN’s historical equity carrying value(1)	$-	(2,962,866)	$(14,832)	(156,112)	$(781)	$456,450	$(136,933,763)	$135,887,313	$(245,221)	$(850,834)
Brooklyn rights offerings membership units	10,500,000	-	-	-	-	-	-	-	-	10,500,000
Elimination of Brooklyn’s historical members’ equity	(36,299,878)	-	-	-	-	-	36,299,878	-	-	-
Common Stock to be retained by NTN stockholders	-	1,506,271	7,531	-	-	-	8,126,332	-	-	8,133,863
Issuance of Series A preferred stock retained by NTN stockholders	-	-	-	156,112	781	-	(781)	-	-	-
Issuance of Common Stock to Brooklyn members	-	38,931,881	194,659	-	-	-	(194,659)	-	-	-
Issuance of Common Stock to Financial Adviser upon consummation of Merger	-	1,067,879	5,339	-	-	-	5,761,207	(5,766,546)	-	-
Transaction costs (to be paid in cash)	-	-	-	-	-	-	-	(1,048,915)	-	(1,048,915)
Pro forma adjustment	$(25,799,878)	38,543,165	$192,697	-	$-	$456,450	$(86,941,786)	$129,071,852	$(245,221)	$16,734,114

(1)	Not reflecting the effect of the 1-for-2 Reverse Stock Split.
E.	To eliminate the NTN business as a result of the Disposition.
F.
The pro forma combined basic and diluted net loss per share of Common Stock have been adjusted to reflect the pro forma net loss for the year ended December 31, 2020, and the number of shares of Common Stock used in calculating the pro forma combined basic and diluted net loss per share of Common Stock has been adjusted to reflect the total number of shares of Common Stock of the giving effect to Reverse Stock Split effective on the date of the Merger.

The following table sets forth the calculation of the pro forma weighted average number of shares of Common Stock outstanding – basic and diluted.
Year Ended December 31, 2020

Effect of applying the 1-for-2 Reverse Stock Split exchange ratio to historical NTN weighted average Common Stock outstanding, 2,928,160	1,464,080
Shares of Common Stock issued to Brooklyn LLC members in the Merger	38,931,881
Shares of Common Stock issued to the Financial Adviser upon consummation of Merger	1,067,879
Pro forma weighted average number of shares of Common Stock outstanding	41,463,840